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                                                                  Exhibit 24.1*


          [KMPG PEAT MARWICK LLP LETTERHEAD]


The Board of Directors
Century Business Services, Inc.

We consent to incorporation by reference in the registration statements Nos. 333-35049 and 333-98382 on Forms S-8; Nos. 333-27825 and 333-15413 on Forms S-3;
No. 333-40331 on Form S-3 as amended; and No. 333-40313 on Form S-4 as amended of Century Business Services, Inc. and Subsidiaries of our report dated February 17, 1998, relating to the consolidated and combined balance sheets of Century Business Services, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated and combined statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which report appears in the December 31, 1997, annual report on Form 10-K of Century Business Services, Inc. and Subsidiaries.


/s/  KMPG Peat Marwick LLP

Cleveland, Ohio
February 17, 1998